EXHIBIT 5.1

[Letterhead of McGuireWoods LLP]

May 13, 2011

Ferrellgas, L.P.

Ferrellgas Finance Corp.

7500 College Boulevard, Suite 1000

Overland Park, Kansas  66210

Re:          Exchange Offer pursuant to Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Ferrellgas, L.P., a Delaware limited partnership (the “Partnership”), and Ferrellgas Finance Corp., a Delaware corporation, (the “Company,” and together with the Partnership, the “Issuers”), in connection with the preparation of:

(a) the Issuers’ Registration Statement on Form S-4 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended, (the “Securities Act”), related to the registration of the Issuers’ 6.50% Senior Notes due 2021 (the “Exchange Notes”), and

(b) the prospectus contained in the Registration Statement (the “Prospectus”).  Pursuant to the Registration Statement, the Issuers are offering to exchange (the “Exchange Offer”) up to $500,000,000 aggregate principal amount of the Exchange Notes for a like amount of their outstanding 6.50% Senior Notes due 2021 (the “Unregistered Notes”).

The Exchange Notes will be issued upon consummation of the Exchange Offer.  The Unregistered Notes were, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of November 24, 2010 (the “Indenture”), among the Issuers and U.S. Bank National Association, as trustee (the “Trustee”).  This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)   the Registration Statement;

(b)   the Prospectus; and

(c)   the Indenture, including the form of global note for the Exchange Notes as attached thereto.

The documents referred to in clauses (a) through (c) above are referred to collectively as the “Subject Documents.”

In addition, we have examined and relied upon the following:

(i)            certificates from officers of Ferrellgas, Inc., a Delaware corporation and general partner of the Partnership (the “General Partner”), certifying as to, among other things, (A) true and correct copies of the certificate of limited partnership and the limited partnership agreement of the Partnership; (B) true and correct copies of the certificate of incorporation and the bylaws of the General Partner, and (C) resolutions of the board of directors of the General Partner authorizing the Exchange Offer on behalf of the Partnership (the “General Partner Certificates”)

(ii)           certificates from officers of the Company certifying as to, among other things, (A) true and correct copies of the certificate of incorporation and the bylaws of the Company,. and (B) resolutions of the board of directors of the Company authorizing the Exchange Offer on behalf of the Company (the “Company Certificates”); and

(iii)          originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

As used herein, the following term has the meaning set forth below:

“Applicable Law” means (a) the laws of the State of New York, (b) the Delaware Revised Uniform Limited Partnership Act, (c) the General Corporation Law of the State of Delaware, including those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and (d) the relevant federal laws of the United States.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following.

(a)           Factual Matters.  To the extent that we have reviewed and relied upon the General Partner Certificates and the Company Certificates, all of such certificates, representations and assurances are accurate with regard to factual matters.

(b)           Signatures.  The signatures of individuals signing the Subject Documents are genuine and (other than those individuals signing on behalf of the Issuers) authorized.

(c)           Authentic and Conforming Documents.  All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d)           Legal Capacity of Certain Parties.  All parties to the Subject Documents are validly existing and in good standing in their respective jurisdictions of formation and have the capacity and full power and authority to execute, deliver and perform the Subject Documents, except that no such assumption is made as to the Issuers or the General Partner.  All individuals signing the Subject Documents have the legal capacity to execute such Subject Documents.

(e)           Authorization, Execution and Delivery of Subject Documents by Certain Parties.  The Subject Documents have been duly authorized by all necessary corporate, limited liability company, partnership or other action on the part of the parties thereto and have been duly executed and delivered by such parties, except that no such assumption is made as to the Issuers or the General Partner.

(f)            Binding on Certain Parties.  The Subject Documents are valid and binding obligations enforceable against the parties thereto in accordance with their terms, except that no such assumption is made as to the Issuers or the General Partner.

(g)           No Mutual Mistake, Amendments, etc.  There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the Exchange Offer.  There are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Subject Documents.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1.             Power and Authority; Authorization.  Each Issuer has the corporate or limited partnership, as applicable, power and authority to execute, deliver and perform the terms and provisions of the Exchange Notes and had taken all necessary corporate or limited partnership, as applicable, action to authorize the execution, delivery and performance thereof.

2.             Validity and Enforceability.  When each Issuer has duly executed and delivered the Exchange Notes and the Exchange Notes have been authenticated by the Trustee in accordance with the terms of the Indenture and delivered to holders tendering into the Exchange Offer in accordance with the terms of the Exchange Offer as set forth in the Registration Statement, the Exchange Notes will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms.

Matters Excluded from Our Opinions

We express no opinion with respect to any matter pertaining to the contents of the Registration Statement or the Prospectus other than as expressly stated herein.

Qualifications and Limitations Applicable to Our Opinion

The opinions set forth above are subject to the following qualifications and limitations:

(a)           Applicable Law.  Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b)           Bankruptcy.  Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c)           Equitable Principles.  Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter.  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to us in the Prospectus under the caption “Legal matters.” In giving this consent, we do not admit that we are “experts,” within the meaning of that term as used in the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus, including this opinion as an exhibit or otherwise.

The opinion set forth herein is made as of the date hereof, and we assume no obligation to supplement this opinion letter if any Applicable Laws change after the date hereof or if we become aware after the date hereof of any facts that might change the opinion expressed herein.  Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation.

Very truly yours,

/s/ McGuireWoods LLP